Exhibit 10.2

iPAYMENT HOLDINGS, INC.

PHANTOM UNIT AGREEMENT

This PHANTOM UNIT AGREEMENT, dated as of [•] (the “Agreement”), is entered into by and between iPayment Holdings, Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”), pursuant to the iPayment Holdings, Inc. Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company desires to grant Phantom Units to the Participant and to evidence the grant of such Phantom Units hereby.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1. Grant of Phantom Units. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby evidences and confirms its grant to the Participant, effective as of the date hereof (the “Grant Date”), of [•] Phantom Units.

2. Vesting; Termination of Employment; Change in Control.

(a) Vesting of Phantom Units. Subject to the Participant’s continued employment with the Company or any Subsidiary on the applicable vesting dates, the Participant’s Phantom Units shall vest as follows:

(i) Service Vesting. As to 50% of the Phantom Units (the “Service Units”), 20% shall vest on the Grant Date, and the additional 80% shall vest in 20% increments on each of the first four (4) anniversaries of the Grant Date.

(ii) Performance Vesting. As to 50% of the Phantom Units (the “Performance Units”), 100% shall, upon the first to occur of either a Public Offering or a Change in Control, become fully vested; provided that if neither a Public Offering nor a Change in Control has occurred by the seventh (7th) anniversary of the Grant Date, all unvested Performance Units shall automatically be forfeited and canceled on the seventh (7th) anniversary of the Grant Date.

(b) Effect of Termination of Employment. Upon the Participant’s termination of employment with the Company or any Subsidiary, any Phantom Units that are then unvested shall automatically be forfeited and canceled; provided that in the event that the Participant’s employment is terminated for Cause, all vested and unvested Phantom Units shall automatically be forfeited and canceled.

(c) Effect of a Change in Control. Notwithstanding Section 2(a)(i), all unvested Service Units shall become vested upon a Change in Control, subject to the Participant’s continued employment with the Company or any Subsidiary from the Grant Date to the date of the Change in Control. All unvested Performance Units shall be vested or forfeited upon a Change in Control in accordance with Section 2(a)(ii).

(d) Settlement. Vested Phantom Units shall be settled as provided in Section 3.

3. Settlement of Phantom Units. On the Settlement Date, the Company shall deliver to the Participant one share of Common Stock in settlement of each vested Phantom Unit then held by the Participant (or, if applicable, the Cash Amount (as defined below)). For purposes of this Agreement, the “Settlement Date” shall be the earliest of (x) the 30th day following the seventh (7th) anniversary of the Grant Date, (y) the 30th day following the date of a Change in Control (in the case of clause (y), so long as the Change in Control is also a change in control event within the meaning of Section 409A of the Code and the regulations issued thereunder (a “Section 409A Change in Control”)) and (z) the 30th day following the Participant’s termination of employment. In the event that there occurs a Change in Control that is not a Section 409A Change in Control, all vested Phantom Units shall be converted, as of the effective date of such Change in Control, into a notional cash amount (the “Cash Amount”) equal to such number of vested Phantom Units multiplied by the Change in Control Price. The Cash Amount shall be paid to the Participant (minus applicable withholding taxes) on the Settlement Date.

4. Joinder to Stockholders Agreement. In connection with and prior to the Settlement Date, the Participant shall execute and deliver to the Company a joinder to the Stockholders Agreement in a form reasonably satisfactory to the Company. On the Settlement Date, the Company shall reflect in its customary manner the acquisition of the shares of Common Stock received upon settlement of the Phantom Units. If certificates representing such shares of Common Stock are to be issued, the original certificates shall be retained by the Company.

5. Restriction on Transfer. The Phantom Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated without the consent of the Board. Following the Settlement Date, the transfer of the shares of Common Stock delivered in settlement of the Phantom Units shall be governed by the Stockholders Agreement.

6. Tax Withholding. Upon vesting and settlement of the Phantom Units, the Participant shall satisfy any applicable tax withholding obligations arising in connection with such vesting and settlement event. Notwithstanding the preceding sentence, in the event that the Settlement Date with respect to the Phantom Units occurs prior to the date of a Public Offering, then in lieu of the Participant being required to pay, in connection with the settlement thereof, the related withholding taxes in cash to the Company, the Company shall, on the Settlement Date, retain a number of shares of Common Stock subject to the Phantom Units that have an aggregate Fair Market Value as of the Settlement Date equal to the amount of such taxes required to be withheld (and the Participant shall thereupon be deemed to have satisfied his or her obligations under this Section 6). The number of shares of Common Stock subject to Phantom Units shall thereupon be reduced by the number of shares of Common Stock so retained. The foregoing method of withholding shall not be applied to the extent that the Participant elects to satisfy his or her withholding obligation by delivery of cash to the Company from other sources. In addition, the foregoing method of withholding shall not be available if withholding in this manner would violate any credit agreement or other financing instrument of the Company or any of its Subsidiaries.

7. Dividend Equivalents. In the event that the Company declares a dividend on its Common Stock following the Grant Date and prior to the Settlement Date, the same amounts of cash or property that comprise the dividend shall be paid to the Participant without restriction with respect to each Phantom Unit then outstanding (whether vested or unvested). If the dividend consists of property other than cash and the receipt of such dividend is subject to tax withholding, the net settlement procedure set forth in Section 6 shall (in the absence of the Participant’s election to satisfy such withholding by other means) be applied to such property.

8. Restrictions on Sale Upon Public Offering. The Participant agrees that, in the event that the Company files a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a public offering of any shares of its equity (including capital stock of an Affiliate formed for the purpose of effecting the public offering), the Participant will not effect any sale or distribution of any equity interests in the Company or any Affiliate, including, but not limited to, pursuant to Rule 144 under the Securities Act, within seven days prior to and 180 days (or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration (the “Trigger Date”), except as part of such registration or unless, in the case of a sale or distribution not involving a public offering, the transferee agrees in writing to be subject to this Section 8; provided that with respect to any shelf registration statement on Form S-3, the Trigger Date shall be the pricing of any offering made under such registration statement and the Participant agrees to execute a customary holdback agreement with the underwriters for any such public offering.

9. Clawback. In the event that, following the date of the Participant’s termination of employment, the Company determines that (1) the Participant engaged in acts constituting Cause while employed or (2) the Participant materially violates any post-termination restrictive covenants applicable to the Participant, the Company may, upon not less than thirty (30) days’ notice to the Participant, cause any shares of Common Stock issued to the Participant pursuant to this Agreement to be forfeited to the Company or returned to the Company. If such shares of Common Stock have been previously disposed of, the Participant shall, in lieu of such forfeiture or return, pay an amount of cash equal to the then Fair Market Value of such shares of Common Stock. In the event that the Participant disputes the action taken by the Company pursuant this Section 9, such forfeiture, return or payment shall be tolled until the final resolution of such dispute, including appeals. This Section 9 shall cease to be of any effect upon a Change in Control.

10. Miscellaneous.

(a) Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (A) delivered personally, (B) mailed, certified or registered mail with postage prepaid, or (C) sent by next-day or overnight mail or delivery, as follows:

(i)	If to the Company, to:

iPayment Holdings, Inc.

126 East 56th Street, 33rd Floor

New York, New York 10022

Attn: Carl A. Grimstad

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Fax: (212) 521-7870

Attn: Gregory V. Gooding

(ii) If to the Participant, to the Participant’s last known home address, or to such other person or address as any party shall specify by notice in writing to the Company.

All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (x) if by personal delivery on the day after such delivery, (y) if by certified or registered mail, on the fifth business day after the mailing thereof, or (z) if by next-day or overnight mail or delivery, on the day delivered.

(b) Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Code and the applicable rules, regulations and guidance promulgated thereunder. References herein to the Participant’s “termination of employment” (and corollary terms) with the Company or any Subsidiary shall be construed to refer to the Participant’s “separation from service” (as determined under Treas. Reg. Section 1.409A-1(h), as uniformly applied by the Company) with the Company or any Subsidiary. If the Participant is determined on the date of the Participant’s termination of employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment hereunder that is considered deferred compensation under Section 409A payable on account of a “separation from service,” such payment or benefit shall be made or provided at the date which is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” of the Participant, and (ii) the date of the Participant’s death. If any paragraph of this Agreement provides for payment within a time period, the determination of when such payment shall be made within such time period shall be solely in the discretion of the Company.

(c) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(d) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and/or (iii) waive (in whole or in part) performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(e) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

(f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Beneficiary Designation. The Participant shall be permitted to make beneficiary designations under the Plan using the form attached hereto as Exhibit A. If any benefits deliverable to the Participant under this Agreement have not been delivered at the time of the Participant’s death, such benefits shall be delivered to the beneficiary so designated. If a deceased Participant does not designate a beneficiary, such benefits distributable to the Participant shall be distributed to the estate of the Participant.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

iPAYMENT HOLDINGS, INC.

By:
	Name:	Mark C. Monaco
	Title:	EVP and Chief Financial Officer

PARTICIPANT

[•]

Exhibit A

Beneficiary Designation Form

for Phantom Units

The undersigned does hereby designate the following beneficiary (or beneficiaries) to receive any benefits payable to me in respect of the Phantom Units granted to me under the iPayment Holdings, Inc. Equity Incentive Plan (the “Plan”) in the event I die before receiving my vested benefits under the Plan. I understand that if I do not designate any beneficiary, my vested Plan benefits will be paid to my estate.

1.	Primary Beneficiary (or Beneficiaries). By completing this Paragraph 1, I am naming the following to share (to the exclusion of any Contingent Beneficiary or Beneficiaries) in any vested Plan benefits payable upon my death in the proportion indicated. If a Primary Beneficiary dies prior to my death, the share of my vested Plan benefit that would otherwise have been payable to such Primary Beneficiary shall be payable to any surviving Primary Beneficiary (or Beneficiaries) in the remaining proportions, as adjusted to reflect such death.

Name	% of Benefit	Birth Date	Relationship	Soc. Sec. #

2.	Contingent Beneficiary (or Beneficiaries). By completing this Paragraph 2, I am naming the following to share in any vested Plan benefits payable upon my death in the proportion indicated IF AND ONLY IF all my Primary Beneficiaries die before I die. If a Contingent Beneficiary dies prior to becoming entitled to receive his or her share, such share shall be payable to any surviving Contingent Beneficiary (or Beneficiaries) in the remaining proportions, as adjusted to reflect such death.

Name	% of Benefit	Birth Date	Relationship	Soc. Sec. #

[Signature Page Follows]

I acknowledge that this beneficiary designation revokes any earlier designation and may be revoked at any time by me by providing a new beneficiary designation to the Company or by notice to the Company.

Dated _____________________	Name (Type or Print)

Witness* ______________________________________	Signature
* must be completed (someone who verifies your signature)

Date Received by the Company’s human resources department :